COMPX DECLARES REGULAR QUARTERLY DIVIDEND AND
RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 25, 2011 . . . CompX International Inc. (AMEX:  CIX) announced today that its board of directors has declared CompX’s regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on June 23, 2011 to stockholders of record at the close of business on June 10, 2011.

CompX also announced that at its annual stockholder meeting held today its stockholders had:

•	elected each of David A. Bowers, Serena S. Connelly, Norman S. Edelcup, Edward J. Hardin, Ann Manix, Glenn R. Simmons and Steven L. Watson as a director for a one year term;
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2011 annual meeting; and
•
approved, on a nonbinding advisory basis, an annual nonbinding advisory vote on named executive officer compensation as such compensation is disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

CompX is a leading manufacturer of security products, furniture components and performance marine components.

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